   As filed with the Securities and Exchange Commission on November 21, 1995
                                                                    --
                                                      Registration No. 33-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ------------

                            URANIUM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                   75-2212772
     (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)               Identification Number)

               12750 MERIT DRIVE, SUITE 1020, DALLAS, TEXAS 75251

                  ---------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                               --------------

              URANIUM RESOURCES, INC. WALLACE M. MAYS OPTION GRANT
                            (Full title of the plan)

                               --------------

                                PAUL K. WILLMOTT
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            URANIUM RESOURCES, INC.
                         12750 MERIT DRIVE, SUITE 1020
                              DALLAS, TEXAS 75251
                           TELEPHONE:  (214) 387-7777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    COPY TO:

                              ALFRED C. CHIDESTER
                               BAKER & HOSTETLER
                        303 EAST 17TH AVENUE, SUITE 1100
                             DENVER, COLORADO 80203


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
      Title of securities     Amount to be         Proposed maximum           Proposed maximum               Amount of
     to be registered          registered         price per share(1)         aggregate offering         registration fee(2)
                                                                                   price(1)
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
  $0.001 per share               50,000                 $4.75                     $237,500                      $100
-----------------------------------------------------------------------------------------------------------------------------


(1) Calculated pursuant to Rule 457(h), based on the exercise price of $4.75 per share.
(2) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $237,500.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


              Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted by the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                       (a) The Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 1994;

                       (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994; and

                       (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed February 5, 1990 pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

              All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Indemnification provisions for directors, officers and controlling persons of the Registrant against liability, including liability under the Securities Act is provided for by the Registrant's Certificate of Incorporation and Bylaws as well as the Delaware General Corporation Law. Under the Certificate of Incorporation and Bylaws of the Registrant, each person who is or was a director, officer or controlling persons of the Registrant will be indemnified by the Registrant as a matter of right to the extent permitted or authorized by law. The effects of the Certificate of Incorporation, the Bylaws and the Delaware General Corporation Law may be summarized as follows:

      (a) Under Delaware law, to the extent that such a person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action;

      (b) In other circumstances, a director or officer of the Registrant may be indemnified against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in an action or suit by or in the right of the Registrant to procure a judgment in its favor, such person will not be indemnified if he has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. A determination that indemnification of a director or officer is proper will be made by a disinterested majority of the Registrant's Board of Directors, by independent legal counsel, or by the stockholders of the Registrant; and

      (c) The Registrant's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, the liability of directors of the Registrant from monetary damages arising from any breach of fiduciary duties as a member of the Registrant's Board of Directors. This provision will not eliminate liability, for among other matters, (i) breaches of duty of loyalty, (ii) acts or omissions not in good faith or knowing violations of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.  EXHIBITS.

              Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

              (a)      The Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i)      To include any prospectus required by
                       section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                               (iii)    To include any material information
                       with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that the undertakings set forth in paragraphs
              (i) and (ii) above do not apply and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 21 day of November, 1995.

                                      URANIUM RESOURCES, INC.


                                      By: /s/ Paul K. Willmott
                                         --------------------------------
                                        Paul K. Willmott
                                        Chairman, Chief Executive Officer
                                        and President


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.

                Signature                                        Title                                Date
                ---------                                        -----                                ----
/s/ Paul K. Willmott                                 Chairman of the Board, Chief Executive       November 21, 1995
---------------------------------------------        Officer and President
           Paul K. Willmott                          (Principal Executive Officer)

/s/ Leland O. Erdahl                                 Director                                     November 21, 1995
---------------------------------------------
           Leland O. Erdahl

/s/ George R. Ireland                                Director                                     November 21, 1995
---------------------------------------------
           George R. Ireland


/s/ James B. Tompkins                                Director                                     November 21, 1995
-------------------------------------------
           James B. Tompkins

/s/ Thomas H. Ehrlich                                Vice President and Chief Financial           November 21, 1995
--------------------------------------------         Officer (Principal Financial Officer
           Thomas H. Ehrlich                         and Principal Accounting Officer)


                               INDEX TO EXHIBITS

Exhibit                                                          Sequentially
 Number                   Description                            Numbered Page
-------                   -----------                            -------------

  4.1        Non-Qualified Stock Option Agreement
             dated July 31, 1995, between the Registrant and Wallace M. Mays.

  4.2 Article 4 of the Certificate of Incorporation of the Registrant.

  5.1        Opinion of Baker & Hostetler.

 23.1        Consent of Arthur Andersen LLP.

 23.2        Consent of Baker & Hostetler - included in
             Exhibit 5.1.